Contact:	Mark M. Rothleitner Vice President Investor Relations and Treasurer 410-716-3979 Roger A. Young Vice President Investor and Media Relations 410-716-3979

FOR IMMEDIATE RELEASE: Thursday, July 26, 2007

Subject:       Black & Decker Reports $1.75 Earnings Per Share for Second Quarter 2007 and Free Cash Flow
                    of $300 Million Year-to-Date; Declares Regular Quarterly Cash Dividend

Towson, MD – The Black & Decker Corporation (NYSE: BDK) today announced that net earnings for the second quarter of 2007 were $118.0 million or $1.75 per diluted share, at the high end of the Corporation’s guidance for $1.70-to-$1.75 per diluted share. Net earnings were $152.2 million or $1.98 per diluted share for the second quarter of 2006.

        Sales were $1.7 billion, flat to the second quarter of 2006. Foreign currency translation had a positive 2% impact on sales. Free cash flow was $300 million year-to-date, versus $138 million for the first six months of 2006.

        Nolan D. Archibald, Chairman and Chief Executive Officer, commented, “Black & Decker met our earnings expectations in the second quarter despite persistent challenges in the U.S. residential construction sector. As we anticipated, significant commodity inflation caused a year-on-year decline in operating margin and earnings. Our international divisions, however, continued to deliver outstanding results, partially offsetting the domestic headwinds.

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        “Sales in the Power Tools and Accessories segment decreased 2% for the quarter. In the U.S., sell-through at key retailers improved versus the first quarter, but remained below the prior-year level. As we expected, the inventory increases by retailers that helped this business in the first quarter did not continue. Sales in the U.S. Consumer Products Group decreased at a mid single-digit rate, largely due to a decline in the pressure washer category. Sales of consumer power tools, however, improved significantly. The U.S. Industrial Products Group reported a high single-digit rate of sales decline, reflecting weakness in the industrial and construction channel. In the European business, strong growth by the industrial division drove a mid single-digit sales increase. Sales also increased by more than 20% in the rest of the world, led by continued strength in Latin America. Operating margin for the Power Tools and Accessories segment decreased to 12.4%, reflecting the lower sales base and commodity cost pressure.

        “Sales in the Hardware and Home Improvement segment decreased 3% for the quarter. The lockset business, which is significantly tied to residential construction, reported a double-digit rate of sales decline in the U.S. The Price Pfister faucet business gained market share and grew sales at a double-digit rate. Operating margin in the Hardware and Home Improvement segment decreased to 12.0% for the quarter due to lower volume, costs associated with new product launches, and commodity inflation.

        “Sales in the Fastening and Assembly Systems segment increased 1% for the quarter. The Asian business and European industrial division continued to grow, but sales to the challenging automotive market decreased modestly. Operating margin in this segment increased to 15.7% for the quarter.

        “After posting very strong free cash flow in the first quarter, we generated $163 million in the second quarter, bringing the year-to-date total to $300 million. Favorable working capital drove year-to-date free cash flow approximately $120 million above the prior-year level, even after adjusting for an income tax payment in 2006 related to the repatriation of foreign earnings. In addition, inventory decreased versus the second quarter of 2006, excluding the effect of foreign currency translation.

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        “Looking ahead, we expect that the weak U.S. housing industry and significant commodity inflation will continue to adversely affect our earnings comparisons. For the third quarter, we again anticipate roughly flat sales, including favorable foreign currency translation. Due to ongoing margin pressure, we expect third-quarter diluted EPS in the range of $1.40-to-$1.45. For the full year, we now expect diluted EPS in the range of $6.35-to-$6.50. We also expect to convert at least 95% of full-year net earnings to free cash flow.

        “Through discipline and a focus on execution, Black & Decker has become a stronger and more balanced company over the last five years. As a result, we met our expectations this quarter and believe that we will continue to weather the slowdown effectively. We are excited about new innovations such as the next generation of industrial and consumer cordless tools and advanced lockset technologies. Our strong cash flow gives us the ability to expand into new categories through acquisitions and internal development, as well as to enhance shareholder value through share repurchases. We are well-positioned for the future and plan to deliver outstanding returns to our shareholders.”

        The Corporation also announced that its Board of Directors declared a quarterly cash dividend of $0.42 per share of the Corporation’s outstanding common stock payable September 28, 2007, to stockholders of record at the close of business on September 14, 2007.

        The Corporation will hold a conference call today at 10:00 a.m., E.T., to discuss second-quarter results and the outlook for the remainder of 2007. Investors can listen to the conference call by visiting http://www.bdk.com and clicking on the icon labeled “Live Webcast.” Listeners should log-in at least ten minutes prior to the beginning of the event to ensure timely access. A replay of the call will be available at http://www.bdk.com.

        This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. By their nature, all forward-looking statements involve risks and uncertainties. For a more detailed discussion of the risks and uncertainties that may affect Black & Decker’s operating and financial results and its ability to achieve the financial objectives discussed in this press release, interested parties should review the “Risk Factors” sections in Black & Decker’s reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

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        This release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.

        Black & Decker is a leading global manufacturer and marketer of power tools and accessories, hardware and home improvement products, and technology-based fastening systems.

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THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Three Months Ended

	July 1, 2007		July 2, 2006

SALES	$1,699.	9	$1,696.	9
Cost of goods sold	1,112.	0	1,093.	8
Selling, general, and administrative expenses	401.	3	376.	8

OPERATING INCOME	186.	6	226.	3
Interest expense (net of interest income)	20.	0	17.	5
Other expense	.	2	.	9

EARNINGS BEFORE INCOME TAXES	166.	4	207.	9
Income taxes	48.	4	55.	7

NET EARNINGS	$118.	0	$152.	2

NET EARNINGS PER COMMON SHARE – BASIC	$1.8	0	$2.0	3

Shares Used in Computing Basic Earnings Per Share (in Millions)	65.	6	75.	0

NET EARNINGS PER COMMON SHARE – ASSUMING DILUTION	$1.7	5	$1.9	8

Shares Used in Computing Diluted Earnings Per Share (in Millions)	67.	5	77.	1

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF EARNINGS
(Dollars in Millions Except Per Share Amounts)

	Six Months Ended

	July 1, 2007		July 2, 2006

SALES	$3,277.	1	$3,225.	8
Cost of goods sold	2,128.	6	2,079.	1
Selling, general, and administrative expenses	792.	3	752.	2

OPERATING INCOME	356.	2	394.	5
Interest expense (net of interest income)	41.	5	31.	2
Other expense	1.	3	.	9

EARNINGS BEFORE INCOME TAXES	313.	4	362.	4
Income taxes	87.	3	97.	1

NET EARNINGS	$226.	1	$265.	3

NET EARNINGS PER COMMON SHARE – BASIC	$3.4	6	$3.5	1

Shares Used in Computing Basic Earnings Per Share (in Millions)	65.	4	75.	5

NET EARNINGS PER COMMON SHARE – ASSUMING DILUTION	$3.3	6	$3.4	2

Shares Used in Computing Diluted Earnings Per Share (in Millions)	67.	3	77.	6

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(Millions of Dollars)

	July 1, 2007	December 31, 2006

ASSETS
Cash and cash equivalents	$262.0	$233.3
Trade receivables	1,232.5	1,149.6
Inventories	1,151.4	1,063.5
Other current assets	275.8	257.0

TOTAL CURRENT ASSETS	2,921.7	2,703.4

PROPERTY, PLANT, AND EQUIPMENT	598.3	622.2
GOODWILL	1,195.0	1,195.6
OTHER ASSETS	767.9	726.5

	$5,482.9	$5,247.7

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings	$99.0	$258.9
Current maturities of long-term debt	150.2	150.2
Trade accounts payable	620.2	458.5
Other current liabilities	889.1	912.0

TOTAL CURRENT LIABILITIES	1,758.5	1,779.6

LONG-TERM DEBT	1,160.8	1,170.3
POSTRETIREMENT BENEFITS	490.5	482.4
OTHER LONG-TERM LIABILITIES	735.0	651.8
STOCKHOLDERS' EQUITY	1,338.1	1,163.6

	$5,482.9	$5,247.7

THE BLACK & DECKER CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION ABOUT BUSINESS SEGMENTS
(Millions of Dollars)

	Reportable Business Segments
Three Months Ended July 1, 2007	Power Tools & Accessories	Hardware & Home Improvement	Fastening & Assembly Systems	Total	Currency Translation Adjustments	Corporate, Adjustments, & Eliminations	Consolidated

Sales to unaffiliated customers	$1,242.6	$253.4	$176.4	$1,672.4	$27.5	$–	$1,699.9
Segment profit (loss) (for Consoli-
dated, operating income)	154.1	30.4	27.6	212.1	4.2	(29.7)	186.6
Depreciation and amortization	24.6	6.0	5.3	35.9	.5	.7	37.1
Capital expenditures	14.7	5.9	4.7	25.3	.3	.9	26.5

Three Months Ended July 2, 2006

Sales to unaffiliated customers	$1,266.8	$261.8	$174.2	$1,702.8	$(5.9)	$–	$1,696.9
Segment profit (loss) (for Consoli-
dated, operating income)	177.8	41.4	26.1	245.3	(.5)	(18.5)	226.3
Depreciation and amortization	26.4	6.4	4.9	37.7	(.3)	.4	37.8
Capital expenditures	18.7	3.5	3.2	25.4	(.1)	.1	25.4

Six Months Ended July 1, 2007

Sales to unaffiliated customers	$2,390.7	$500.2	$348.8	$3,239.7	$37.4	$–	$3,277.1
Segment profit (loss) (for Consoli-
dated, operating income)	296.1	58.1	54.9	409.1	5.9	(58.8)	356.2
Depreciation and amortization	48.7	13.2	10.3	72.2	.8	1.3	74.3
Capital expenditures	27.4	10.7	7.0	45.1	.4	1.1	46.6

Six Months Ended July 2, 2006

Sales to unaffiliated customers	$2,392.4	$513.7	$345.2	$3,251.3	$(25.5)	$–	$3,225.8
Segment profit (loss) (for Consoli-
dated, operating income)	316.1	75.0	50.4	441.5	(2.6)	(44.4)	394.5
Depreciation and amortization	53.0	12.2	9.6	74.8	(.7)	1.1	75.2
Capital expenditures	38.6	5.1	5.9	49.6	(.4)	.1	49.3

        The reconciliation of segment profit to the Corporation’s earnings before income taxes for each period, in millions of dollars, is as follows:

	Three Months Ended		Six Months Ended

	July 1, 2007	July 2, 2006	July 1, 2007	July 2, 2006

Segment profit for total reportable business segments	$212.1	$245.3	$409.1	$441.5
Items excluded from segment profit:
Adjustment of budgeted foreign exchange rates to
actual rates	4.2	(.5)	5.9	(2.6)
Depreciation of Corporate property	(.3)	(.3)	(.5)	(.5)
Adjustment to businesses' postretirement benefit
expenses booked in consolidation	(5.0)	(6.3)	(9.8)	(12.5)
Other adjustments booked in consolidation directly
related to reportable business segments	(4.9)	(2.0)	(3.6)	(4.3)
Amounts allocated to businesses in arriving at segment
profit in excess of (less than) Corporate center operating
expenses, eliminations, and other amounts identified above	(19.5)	(9.9)	(44.9)	(27.1)

Operating income	186.6	226.3	356.2	394.5
Interest expense, net of interest income	20.0	17.5	41.5	31.2
Other expense	.2	.9	1.3	.9

Earnings before income taxes	$166.4	$207.9	$313.4	$362.4

BASIS OF PRESENTATION

Adoption of New Accounting Standard Relating to Income Taxes:

        As more fully described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2006 (the 2006 Form 10-K), the Corporation was required to adopt FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, as of January 1, 2007, with any cumulative effect of the change in accounting principles recognized as an adjustment to opening retained earnings.

        FIN 48 provides guidance for the recognition, derecognition and measurement in financial statements of tax positions taken in previously filed tax returns or tax positions expected to be taken in tax returns. FIN 48 requires an entity to recognize the financial statement impact of a tax position when it is more likely than not that the position will be sustained upon examination. If the tax position meets the more-likely-than-not recognition threshold, the tax effect is recognized at the largest amount of the benefit that is greater than fifty percent likely of being realized upon ultimate settlement.

        FIN 48 permits an entity to recognize interest related to tax uncertainties as either income taxes or interest expense. FIN 48 also permits an entity to recognize penalties related to tax uncertainties as either income tax expense or within other expense classifications. As anticipated and consistent with its past practice, the Corporation recognized interest and penalties, if any, related to tax uncertainties as income tax expense upon adoption of FIN 48. The Corporation recognized the cumulative effect of the change in accounting principles required to adopt FIN 48 effective as of January 1, 2007, as a reduction of opening retained earnings in the amount of $7.3 million.

Business Segments:

        The Corporation operates in three reportable business segments: Power Tools and Accessories, Hardware and Home Improvement, and Fastening and Assembly Systems. The Power Tools and Accessories segment has worldwide responsibility for the manufacture and sale of consumer and industrial power tools and accessories, lawn and garden tools, and electric cleaning, automotive, and lighting products, as well as for product service. In addition, the Power Tools and Accessories segment has responsibility for the sale of security hardware to customers in Mexico, Central America, the Caribbean, and South America; for the sale of plumbing products to customers outside the United States and Canada; and for sales of household products. On March 1, 2006, the Corporation acquired Vector Products, Inc. This acquired business is included in the Power Tools and Accessories segment. The Hardware and Home Improvement segment has worldwide responsibility for the manufacture and sale of security hardware (except for the sale of security hardware in Mexico, Central America, the Caribbean, and South America). The Hardware and Home Improvement segment also has responsibility for the manufacture of plumbing products and for the sale of plumbing products to customers in the United States and Canada. The Fastening and Assembly Systems segment has worldwide responsibility for the manufacture and sale of fastening and assembly systems.

        The profitability measure employed by the Corporation and its chief operating decision maker for making decisions about allocating resources to segments and assessing segment performance is segment profit (for the Corporation on a consolidated basis, operating income). In general, segments follow the same accounting policies as those described in Note 1 of Notes to Consolidated Financial Statements included in Item 8 of the 2006 Form 10-K, except with respect to foreign currency translation and except as further indicated below. The financial statements of a segment’s operating units located outside of the United States, except those units operating in highly inflationary economies, are generally measured using the local currency as the functional currency. For these units located outside of the United States, segment assets and elements of segment profit are translated using budgeted rates of exchange. Budgeted rates of exchange are established annually and, once established, all prior period segment data is restated to reflect the current year’s budgeted rates of exchange. The amounts included in the preceding table under the captions “Reportable Business Segments” and “Corporate, Adjustments, & Eliminations” are reflected at the Corporation’s budgeted rates of exchange for 2007. The amounts included in the preceding table under the caption “Currency Translation Adjustments” represent the difference between consolidated amounts determined using those budgeted rates of exchange and those determined based upon the rates of exchange applicable under accounting principles generally accepted in the United States.

        Segment profit excludes interest income and expense, non-operating income and expense, adjustments to eliminate intercompany profit in inventory, and income tax expense. In determining segment profit, expenses relating to pension and other postretirement benefits are based solely upon estimated service costs. Corporate expenses, as well as certain centrally managed expenses, including expenses related to share-based compensation, are allocated to each reportable segment based upon budgeted amounts. While sales and transfers between segments are accounted for at cost plus a reasonable profit, the effects of intersegment sales are excluded from the computation of segment profit. Intercompany profit in inventory is excluded from segment assets and is recognized as a reduction of cost of goods sold by the selling segment when the related inventory is sold to an unaffiliated customer. Because the Corporation compensates the management of its various businesses on, among other factors, segment profit, the Corporation may elect to record certain segment-related expense items of an unusual or non-recurring nature in consolidation rather than reflect such items in segment profit. In addition, certain segment-related items of income or expense may be recorded in consolidation in one period and transferred to the various segments in a later period.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE:

        To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), the Corporation provides additional measures of operating results, net earnings, and earnings per share adjusted to exclude certain costs, expenses, and gains and losses. Also, in addition to measuring its cash flow generation and usage based upon operating, investing and financial activities classifications established under GAAP, the Corporation also measures its free cash flow. The Corporation believes that these non-GAAP financial measures are appropriate to enhance understanding of its past performance as well as prospects for its future performance.

        This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. A reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows.

Free cash flow:

        The calculation of free cash flow, which is defined by the Corporation as cash flow from operating activities, less capital expenditures, plus proceeds from the disposal of assets, for the three- and six-month periods ended July 1, 2007 and the six-month period ended July 2, 2006, follows (dollars in millions):

	Three Months Ended	Six Months Ended
	July 1, 2007	July 1, 2007	July 2, 2006

Cash flow from operating activities	$189.7	$343.2	$181.0
Capital expenditures	(26.5)	(46.6)	(49.3)
Proceeds from disposals of assets	.1	3.7	6.0

Free cash flow	$163.3	$300.3	$137.7

        This press release includes a statement that free cash flow for the six months ended July 1, 2007, as compared to the six months ended July 2, 2006, increased by approximately $120 million. That increase excludes tax payments that occurred in 2006 associated with repatriating foreign earnings under the American Jobs Creation Act.